Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FIRST QUARTER 2017 RESULTS

First quarter net income of $6.5 million or $0.23 per diluted common share

- Subsequent to end of first quarter -

Significant leverageable capital available for new investments of approximately $128 million as of April 28, 2017

Entered into an amended $500 million facility with Wells Fargo, increasing total borrowing capacity by $175 million

Declared second quarter 2017 dividend of $0.27 per common share

MARCH 31, 2017 FINANCIAL RESULTS

New York, NY — May 2, 2017 - Ares Commercial Real Estate Corporation (the "Company") (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported net income of $6.5 million or $0.23 per diluted common share for the first quarter of 2017. In addition, the Company announced that its Board of Directors declared a second quarter 2017 dividend of $0.27 per common share payable on July 17, 2017 to common stockholders of record on June 30, 2017.

“Our first quarter’s results were in-line with our expectations and do not reflect our full potential due to our significant amount of undeployed capital available for future investment,” said Robert L. Rosen, Chairman of the Board and Interim Co-Chief Executive Officer of Ares Commercial Real Estate Corporation. “Based on our capital availability and originations expectations, we expect to grow our current level of earnings in the second half of 2017, as we begin to benefit from the deployment of our available capital into predominately new floating rate loans.  John and I would also like to welcome Jamie Henderson to our executive management team as President and Chief Investment Officer, and we look forward to his many contributions in the months and years ahead.”

“Market conditions are competitive but strong, and stable real estate fundamentals and significant undeployed private equity capital are supporting increased transaction activity,” said John Jardine, Co-Chief Executive Officer of Ares Commercial Real Estate Corporation. “We have high quality assets in our pipeline and are pursuing attractive opportunities as illustrated by over $200 million in new term sheets executed for the month of April 2017 alone.”

“So far in 2017, we have increased our sources of financing by approximately $450 million in the aggregate, including a new $273 million securitization and an amended facility with Wells Fargo, which expands our borrowing capacity from $325 million to $500 million,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “Due to our strong balance sheet with modest leverage and diverse sources of liquidity, we believe we are well positioned to reach our earnings objectives as we further increase our investment portfolio and potentially benefit from higher interest rates.”

THREE MONTHS ENDED MARCH 31, 2017 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended March 31, 2017, net income was $6.5 million or $0.23 per diluted common share.

•
For the three months ended March 31, 2017, new originations were $133.7 million in commitments and $130.0 million in outstanding principal and an additional $3.4 million of fundings on existing commitments. For the three months ended March 31, 2017, loan repayments totaled $65.0 million in outstanding principal, excluding non-controlling interests held by third parties.

Capital Activities:

•
On March 2, 2017, ACRC Lender LLC (“ACRC Lender”), a subsidiary of the Company, amended its $50.0 million secured revolving funding facility with City National Bank (the "March 2014 CNB Facility") to extend the initial maturity date to March 11, 2018. The initial maturity date of the March 2014 CNB Facility has two one-year extensions, each of which may be exercised at ACRC Lender’s option, subject to the satisfaction of certain conditions, including payment of an extension fee, which, if both were exercised, would extend the maturity date of the March 2014 CNB Facility to March 10, 2020.

•
On March 2, 2017, ACRE Commercial Mortgage 2017-FL3 Ltd. (the “Issuer”) and ACRE Commercial Mortgage 2017-FL3 LLC, both wholly owned indirect subsidiaries of the Company, issued approximately $272.9 million principal balance secured floating rate notes (the “Offered Notes”) to a third party. The Company is retaining (through one of its wholly owned subsidiaries) approximately $68.2 million of the non-investment grade notes (together with the Offered Notes, the “Notes”) and the preferred equity of the Issuer, which notes and preferred equity were not offered to investors. The Notes are collateralized by interests in a pool of twelve mortgage assets having a total principal balance of approximately $341.2 million.

PORTFOLIO DETAIL AS OF MARCH 31, 2017

At March 31, 2017, the Company's portfolio totaled 32 loans held for investment totaling approximately $1.5 billion in originated commitments at closing and $1.4 billion in outstanding principal. At March 31, 2017, 50 loans totaling approximately $1.5 billion in outstanding principal were repaid or sold since inception of the Company.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of March 31, 2017
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,259.9	$1,266.7	4.7%	5.9%	1.8
Subordinated debt and preferred equity investments	112.2	113.4	10.7%	11.7%	3.5
Total loans held for investment portfolio	$1,372.1	$1,380.1	5.2%	6.4%	1.9
_________________________________

(1)
The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of March 31, 2017 as weighted by the Outstanding Principal balance of each loan.

As of March 31, 2017, 97% of the portfolio of loans held for investment consisted of floating rate loans and 92% consisted of senior mortgage loans (as measured by outstanding principal).

Portfolio Diversification Summary as of March 31, 2017 ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Multifamily	$437.9	32%
Office	307.5	22%
Self Storage	194.7	14%
Retail	148.1	11%
Hotel	128.1	9%
Mixed-use	65.6	5%
Healthcare	41.6	3%
Industrial	32.5	2%
Student Housing	24.1	2%
Total	$1,380.1	100%

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
Midwest	$315.4	23%
Mid-Atlantic/Northeast	298.1	22%
Southeast	291.0	21%
Southwest	262.2	19%
West	213.4	15%
Total	$1,380.1	100%

RECENT DEVELOPMENTS, INVESTMENT CAPACITY AND LIQUIDITY

On April 25, 2017, the Company's board of directors appointed James A. Henderson as President and Chief Investment Officer of the Company.

On April 25, 2017, John H. Bryant notified the Company that he would not stand for reelection as a director of the Company when his current term expires at the Company's 2017 Annual Meeting of Stockholders to be held on June 7, 2017.

On April 27, 2017, the Company originated a $19.0 million senior mortgage loan on an office property located in Florida. At closing, the outstanding principal balance was approximately $18.4 million. The loan has an interest rate of LIBOR plus 4.30% (plus fees) and an initial term of three years.

As of April 28, 2017, the Company had approximately $128 million in capital, either in cash or in approved but undrawn capacity under its secured funding agreements. After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $118 million in capital available to fund new loans, fund outstanding commitments on existing loans and for other working capital and general corporate purposes. Assuming that the Company uses all such amount as capital to make new senior loans and the Company is able to leverage such amount under its secured funding agreements at a debt‑to‑equity ratio of 2.5:1, the Company would have the capacity to fund approximately $410 million of additional senior loans.
As of April 28, 2017, the total unfunded commitments for the Company's existing loans held for investment were approximately $64 million. In addition, borrowings under the Company's secured funding agreements were approximately $582 million, borrowings under the Company's secured term loan was approximately $155 million and debt issued in the form of a collateralized loan obligation was approximately $273 million.

On May 1, 2017, the Company entered into a $500 million Second Amended and Restated Master Repurchase and Securities Contract (the “Wells Fargo Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Wells Fargo Facility amends and restates, and replaces in its entirety, the existing $325 million repurchase facility with Wells Fargo. The terms and conditions of the Wells Fargo Facility remain the same as the existing Wells Fargo Facility in all material respects, except that: (1) the total commitment amount of the facility was increased to $500 million from $325 million; and (2) the initial maturity date of the facility was extended to December 14, 2018. The initial maturity date of the facility is subject to two one-year extensions, each of which may be exercised at the Company’s option, subject to the satisfaction of certain conditions, including payment of an extension fee, which, if both were exercised, would extend the maturity date of the Wells Fargo Facility to December 14, 2020. The Wells Fargo Facility continues to be guaranteed by the Company on the same terms and conditions as the existing Wells Fargo Facility.

On May 2, 2017, the Company declared a cash dividend of $0.27 per common share for the second quarter of 2017. The second quarter 2017 dividend is payable on July 17, 2017 to common stockholders of record as of June 30, 2017.

FIRST QUARTER 2017 DIVIDEND

On March 7, 2017, the Company declared a cash dividend of $0.27 per common share for the first quarter of 2017. The first quarter 2017 dividend was paid on April 17, 2017 to common stockholders of record as of March 31, 2017.

CONFERENCE CALL AND WEBCAST INFORMATION

On Tuesday, May 2, 2017, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its first quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 3412287 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 15, 2017 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10105461. An archived replay will also be available through May 15, 2017 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $99 billion of assets under management ("AUM") as of December 31, 2016, including approximately $3.6 billion of AUM pro forma for Ares Capital Corporation's acquisition of American Capital, Ltd., which closed on January 3, 2017. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company's future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, the Company's ability to reinvest the net proceeds of the sale of ACRE Capital Holdings LLC and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888)-818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents ($8 related to consolidated VIEs as of December 31, 2016)	$44,400	$47,270
Restricted cash	380	375
Loans held for investment ($341,158 and $21,514 related to consolidated VIEs, respectively)	1,372,078	1,313,937
Other assets ($865 and $203 of interest receivable related to consolidated VIEs, respectively)	12,142	12,121
Total assets	$1,429,000	$1,373,703
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$576,506	$780,713
Secured term loan	150,486	149,878
Collateralized loan obligation securitization debt (consolidated VIE)	270,242	—
Due to affiliate	2,855	2,699
Dividends payable	7,690	7,406
Other liabilities ($339 of interest payable related to consolidated VIEs as of March 31, 2017)	3,331	3,334
Total liabilities	1,011,110	944,030

EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2017 and December 31, 2016, 28,482,756 shares issued and outstanding at March 31, 2017 and December 31, 2016	283	283
Additional paid-in capital	420,154	420,056
Accumulated deficit	(2,547)	(1,310)
Total stockholders' equity	417,890	419,029
Non-controlling interests in consolidated VIEs	—	10,644
Total equity	417,890	429,673
Total liabilities and equity	$1,429,000	$1,373,703

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$21,127	$18,750
Interest expense	(10,788)	(8,525)
Net interest margin	10,339	10,225
Expenses:
Management and incentive fees to affiliate	1,812	1,352
Professional fees	391	490
General and administrative expenses	642	723
General and administrative expenses reimbursed to affiliate	948	897
Total expenses	3,793	3,462
Income from continuing operations before income taxes	6,546	6,763
Income tax expense, including excise tax	68	4
Net income from continuing operations	6,478	6,759
Net loss from operations of discontinued operations, net of income taxes	—	(334)
Net income attributable to ACRE	6,478	6,425
Less: Net income attributable to non-controlling interests	(25)	(1,289)
Net income attributable to common stockholders	$6,453	$5,136
Basic earnings per common share:
Continuing operations	$0.23	$0.19
Discontinued operations	—	(0.01)
Net income	$0.23	$0.18
Diluted earnings per common share:
Continuing operations	$0.23	$0.19
Discontinued operations	—	(0.01)
Net income	$0.23	$0.18
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,468,819	28,529,328
Diluted weighted average shares of common stock outstanding	28,482,756	28,602,054
Dividends declared per share of common stock	$0.27	$0.26

SCHEDULE I

March 31, 2017 Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company's external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended March 31, 2017 ($ in thousands):

	For the three months ended	For the twelve months ended
	March 31, 2017
	Amount	Amount
Net income attributable to common stockholders	$6,453	$41,653
Stock-based compensation(1)	98	249
Adjustments relating to ACRE activities:
Incentive fees to affiliate	268	616
Adjustments relating to ACRE Capital LLC activities:
Change in fair value of mortgage servicing rights	—	4,609
Deferred income tax expense	—	2,525
Provision for loss sharing	—	82
Originated mortgage servicing rights	—	(11,758)
Core Earnings	$6,819	$37,976

(1)	Includes both ACRE and ACRE Capital LLC, stock-based compensation.